SUMMARY OF ESSENTIAL INFORMATION
FIDELITY DEFINED TRUSTS SERIES 2
AS OF MAY 31, 1997
SPONSOR:  NATIONAL FINANCIAL SERVICES CORPORATION
TRUSTEE:  THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)
EVALUATOR:  MULLER DATA CORPORATION
The income, expense and distribution data set forth below has been calculated for Unitholders purchasing less than 50,000 Units of a Trust. Unitholders purchasing 50,000 Units or more of a Trust will receive a slightly higher return because of the reduced sales charge for larger purchases.
  ROLLING  INVESTMENT INVESTMENT
  GOVERNMENT GRADE GRADE
  SERIES 2 SERIES 1 SERIES 2
Public Offering Price per Units (1) $10.3820 $10.0882 $10.2542 Principal Amount of Securities per Units $10.00 $10.06 $10.06 Estimated Current Return based on Public Offering Price (2)(4)(5) 7.12% 6.12% 6.65%
Estimated Long-Term Return (2)(3)(4)(5)(6)  7.002% 6.070% 6.527%
Estimated Normal Annual Distribution per Unit(6)  $0.73945 $0.61819
$0.68247
Principal Amount of Securities  $19,441,606 $13,750,000 $11,250,000
Number of Units  1,943,316 1,366,794 1,118,288
Fractional Undivided Interest per Units  1/1,943,316 1/1,366,774
1/1,118,288
Calculation of Public Offering Price:
 Aggregate Offering Price of Securities including receivables from Broker  $19,461,248 $13,316,711 $11,074,853
 Aggregate Offering Price of Securities per Unit  $10.0144 $9.7430
$9.9034
 Plus Sales Charge per Units (2)  $0.3632 $.3534 $0.3592
 Principal Cash per Unit  $0.0044 $(0.0082) $(0.0084)
 Public Offering Price per Unit (1)     $10.3820 $10.0882 $10.2542
Calculation of Estimated Net Annual Interest Income per Unit: (10)
 Estimated Annual Interest  $0.75343 $0.63881 $0.70370
 Less: Estimated Annual Expense $0.01398 $0.02062 $0.02123 Estimated Net Annual Interest $0.73945 $0.61819 $0.68247
Estimated Daily Rate of Net Interest $0.002054 $0.001717 $0.001876 Estimated Average Life of Securities 11.99 7.68 9.48
Minimum Principal Value of the Trust under which Trust Agreement may be terminated (6)  40% 20% 20%
Evaluations for purposes of sale, purchase or redemption of Units are made as of the close of business of the Sponsor (currently 4:15pm Eastern Time) next following receipt of an order for a sale or purchase of Units or receipt by the Trustee of Units tendered for redemption.
  ROLLING  INVESTMENT INVESTMENT
  GOVERNMENT GRADE GRADE
  SERIES 2 SERIES 1 SERIES 2
Trustee's Annual Fee per $1,000 principal amount of Securities
 (7)  $0.88  $1.43  $1.50
Estimated net annual interest income per Unit  $ 0.73945 $ 0.61819
$0.68247
Estimated Normal Monthly Distribution per Unit (8)  $ 0.06162 $
0.05151 $0.05687
Sales Charge (2):
 As a percentage of Public Offering Price per Unit  4.101%  4.101%
4.101%
 As a percentage of net amount invested  4.276%  4.276%  4.276%
Date Trusts Established  06/07/96 06/07/96 06/07/96
Mandatory Termination Date  12/31/27 01/01/08 08/15/09
Maximum Evaluator's Annual Evaluation Fee per Evaluation  $6.00 $8.00
$8.00
Maximum Sponsor's Annual Surveillance Fee per $1,000 Principal
 Amount of Securities  $0.10 $0.10 $0.10
Estimated Annual Organizational Expenses per Unit (9)  $0.20 $0.30
$0.29


(1) Anyone ordering Units will pay accrued interest from the preceding record date to the date of settlement (normally three business days after order).
(2) The Maximum Sales Charge per Unit consists of an initial sales charge and a deferred sales charge. See "Fee Table" contained herein and "Trust Information - Public Offering of Units" for additional information regarding these charges. The Estimated Current Return and Estimated Long-Term Return are increased for transactions entitled to a reduced sales charge. See "Trust Information - Public Offering of Units - Public Offering Price." The sales charge as a percentage of the net amount invested in earning assets will increase as accrued interest increases. Transactions subject to quantity discounts (see "Trust Information - Public Offering of Units - Public Offering Price") will have reduced sales charges, thereby reducing all percentages in the table. Units tendered for redemption or sold prior to the collection of the entire deferred sales charge will be assessed the amount of the remaining sales charge at the time of redemption or sale.
(3) Estimated Long Term Returns for the Trusts are calculated using a formula which takes into consideration the market values, yield and the expected retirement dates (estimated average life of the Securities in Rolling Government Series 2) of all of the Securities in the applicable Trust, a compounding factor and the expenses and sales charge associated with each Trust Unit. Estimated Current Returns are calculated by dividing the estimated net annual interest income per Unit by the Public Offering Price, and in contrast to Estimated Long Term Return does not reflect the amortization of premium of accretion of discount, if any. For additional information see "Interest, Estimated Long-Term Return and Estimated Current Return."
(4) This figure is based on estimated per Unit cash flows. Estimated cash flows will vary with changes in fees and expenses, with changes in current interest rates and with the principal prepayment, redemption, maturity, call, exchange or sale of the underlying Securities. The estimated cash flows to Unitholders for the Trusts are available upon request at no charge from the Sponsor.
(5) The actual net annual interest income per Unit will vary with changes in fees and expenses and principal prepayment, redemption, maturity, call, exchange or sale of the underlying Securities. See "The Trusts" and "Trust Information - Interest, Estimated Long-Term Return and Estimated Current Return."
(6) The minimum principal value of each Trust under which the Trust Agreement may be terminated is 20% (40% for Rolling Government Series
2) of the total aggregate principal amount of securities deposited in each Portfolio during the initial offering period.
(7) The Trustee's annual fee includes $.07 per Unit which is paid to the Sponsor in return for its providing certain bookkeeping and administrative services to its customers. See "Trust Information - Trust Expenses".
(8) Unitholders will receive interest distributions monthly. The Record Date is the 10th day of the month, and the Distribution Date is the 20th day of the month for the Investment Grade Series 1 and 2.
The Record Date is the 1st day of the month and the Distribution Date is the 20th of the month for the Rolling Government Series 2.
(9) Each Trust (and therefore the Unitholders of the respective Trust) will bear all or a portion of its organizational costs (including costs of preparing the registration statement, the Trust indenture and other closing documents, registering Units with the Securities and Exchange Commission and states, the initial audit of the Trust portfolios, legal fees and the initial fees and expenses of the Trustee but not including the expenses incurred in the preparation and printing of brochures and other advertising materials and other selling expenses) as is common for mutual funds. Total organizational expenses will be amortized over a five-year period or over the life of a Trust if the term of such Trust is less than five years. See "Trust Information - Trust Expenses" and "Statements of Financial Condition". Historically, the Sponsors of unit investment trusts have paid all of the costs of establishing such trusts.
STATEMENT OF FINANCIAL CONDITION
FIDELITY DEFINED TRUSTS SERIES 2
ROLLING GOVERNMENT SERIES 2
MAY 31, 1997
TRUST PROPERTY
Investments in municipal bonds at market value (cost
  $19,370,556) (Note (a) and Schedule of Portfolio
  Securities Notes (4) and (5)) $19,380,948

Accrued interest receivable 121,510

Receivable from Broker 80,300

Deferred organizational cost 25,805

Cash       8,034

           Total  19,616,597


LIABILITIES AND NET ASSETS

Less Liabilities:

   Deferred Sales Charge payable 102,609

   Deferred organizational costs payable 25,805

   Accrued Trustee fees and expenses 3,054

   Accrued Sponsor fees         413

           Total liabilities     131,881


Net assets:

   Balance applicable to 1,943,316 Units of fractional undivided interest outstanding
     (Note (c)):

      Capital, plus unrealized market
        appreciation of $10,392 $19,366,993

      Undistributed net investment income
        (Note (b))     117,723


           Net assets $19,484,716

Net asset value per Unit ($19,484,716 divided
  by 1,943,316 Units) $   10.0265
See notes to financial statements

STATEMENT OF OPERATIONS
FIDELITY DEFINED TRUSTS SERIES 2
ROLLING GOVERNMENT SERIES 2
 FOR THE PERIOD FROM
 JUNE 7, 1996
 (DATE OF DEPOSIT)
 TO MAY 31, 1997
Investment income - interest $564,110

Less Expenses:

   Trustee fees and expenses 11,944

   Sponsor fees 859

   Amortization of organizational costs    4,554

           Total expenses   17,357

Investment income - net  546,753

Net gain on investments:

   Realized gain on securities sold 923

   Unrealized market appreciation   10,392

           Net gain on investments   11,315

Net increase in net assets resulting from operations $558,068
See notes to financial statements

STATEMENT OF CHANGES IN NET ASSETS
FIDELITY DEFINED TRUSTS SERIES 2
ROLLING GOVERNMENT SERIES 2
 FOR THE PERIOD FROM
 JUNE 7, 1996
 (DATE OF DEPOSIT)
 TO MAY 31, 1997
Operations:
   Investment income - net $   546,753

   Realized gain on securities sold 923

   Unrealized market appreciation      10,392

           Net increase in net assets resulting from
             operations     558,068


Capital Share Transactions:

   Creation on 1,893,935 Units 19,065,072

   Redemption of 321 Units (3,213)

   Deferred sales charge   (113,806)

           Total capital share transactions  18,948,053

Net investment income distributions    (510,918)

Net increase in net assets 18,995,203

Net assets:

   Beginning of period (Note (c))     489,513

   End of period (including undistributed net investment
     income of $117,423) $19,484,716
See notes to financial statements
NOTES TO FINANCIAL STATEMENTS
FIDELITY DEFINED TRUSTS SERIES 2
ROLLING GOVERNMENT SERIES 2
MAY 31, 1997
(a) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
 The Trust is registered under the Investment Company Act of 1940 as a Unit Investment Trust. The following is a summary of the significant accounting policies of the Trust:
(1) Basis of Presentation
 The Trustee has custody of and responsibility for all accounting and financial books, records, financial statements and related data of the Trust and is responsible for establishing and maintaining a system of internal controls directly related to, and designed to provide reasonable assurance as to the integrity and reliability of, financial reporting of the Trust. The Trustee is also responsible for all estimates and accruals reflected in the Trust's financial statements. The Evaluator determines the price for each underlying Security included in the Trust's Portfolio of Securities on the basis set forth in Part II of this Prospectus, "Public Offering of Units - Public Offering Price". Under the Securities Act of 1933 ("the Act"), as amended, the Sponsor is deemed to be an issuer of the Trust Units. As such, the Sponsor has the responsibility of an issuer under the Act with respect to financial statements of the Trust included in the Trust's Registration Statement under the Act and amendments thereto.
(2) Investments
 Investments are stated at market value as determined by the Evaluator based on the offering side evaluations on the last day of trading during the period. The offering side values on the dates of deposit represents the cost of investments to the Trust.
(3) Income Taxes
 The Trust is not an association taxable as a corporation for Federal income tax purposes; accordingly, no provision is required for such taxes.
(4) Expenses
 The Trust pays annual Trustee's fees, estimated expenses, Sponsor's fees and Evaluator's fees, and may incur additional charges as explained and under "Trust Expenses" in Part II of this Prospectus.
(b) DISTRIBUTIONS
 Interest received by the Trust is distributed to the Unitholders on or shortly after the twentieth day of each month after deducting applicable expenses. Receipts other than interest are distributed as explained in "Unitholders - Distributions to Unitholders in Part II of this Prospectus.

NOTES TO FINANCIAL STATEMENTS
FIDELITY DEFINED TRUSTS SERIES 2
ROLLING GOVERNMENT SERIES 2
MAY 31, 1997
(c) ORIGINAL COST TO INVESTORS
 The original cost to investors represents the aggregate initial public offering price as of the date of deposit (June 7, 1996) exclusive of accrued interest, computed on the basis set forth under "Public Offering of Units - Public Offering Price" in Part II of this Prospectus.
 A reconciliation of the original cost of Units to investors to the net amount applicable to investors as of May 31, 1997 follows:
Original cost to investors $   510,363
Less:  Gross underwriting commissions (sales charge)      20,850
Net cost to investors 489,513
Cost of supplemental creations of units 18,983,181
Realized gain on securities sold 923
Deferred sales charge (113,806)
Unrealized market appreciation 10,392
Redemption of Units      (3,210)
Net amount applicable to investors $19,366,993
(d) OTHER INFORMATION
 Selected data for a Unit of the Trust during the period:
Income distributions during period $  .6550
Net asset value at end of period $10.0265
Trust Units outstanding at end of period 1,943,316
SCHEDULE OF PORTFOLIO SECURITIES
FIDELITY DEFINED TRUSTS SERIES 2
ROLLING GOVERNMENT SERIES 2
MAY 31, 1997
PORT-    YEARS OF
FOLIO  FACE COUPON STATED MARKET
 NO. TITLE OF SECURITIES AMOUNT RATE MATURITY VALUE(1)(2)
 1. GNMA, Modified Pass-Through
  Mortgage-Backed Securities $19,441,606 7.500% 2026-2027 $19,380,948

See notes to schedule of portfolio securities
NOTES TO SCHEDULE OF PORTFOLIO SECURITIES
FIDELITY DEFINED TRUSTS SERIES 2
ROLLING GOVERNMENT SERIES 2
MAY 31, 1997
(1) The market value of the Securities as of May 31, 1997 was determined by the Evaluator on the basis of offering side evaluations for the securities on the last trading date of the period (May 30,
1997).
(2) At May 31, 1997, the unrealized market appreciation of all
Securities was comprised of the following:
Gross unrealized market appreciation  $10,392
Gross unrealized market depreciation     -
Unrealized market appreciation $10,392
 The aggregate cost of the Securities for Federal income tax purposes was $19,370,556 at May 31, 1997.
STATEMENT OF FINANCIAL CONDITION
FIDELITY DEFINED TRUSTS SERIES 2
INVESTMENT GRADE SERIES 1
MAY 31, 1997
TRUST PROPERTY
Investments in municipal bonds at market value (cost
  $13,276,678) (Note (a) and Schedule of Portfolio
  Securities Notes (4) and (5)) $13,316,711

Accrued interest receivable 312,297

Deferred organizational cost      38,011

           Total  13,667,019


LIABILITIES AND NET ASSETS

Less Liabilities:

   Advance from Trustee 276,469

   Accrued Trustee fees and expenses 4,876

   Accrued Sponsor fees 794

   Deferred Sales Charges payable 70,939

   Deferred Organizational Cost payable      38,011

           Total liabilities     391,089


Net assets:

   Balance applicable to 1,366,794 Units of fractional undivided interest outstanding
     (Note (c)):

      Capital, plus unrealized market
        appreciation of $40,033 $13,234,567

      Undistributed net investment income
        (Note (b))      41,363


           Net assets $13,275,930

Net asset value per Unit ($13,275,930 divided
  by 1,366,794 Units) $    9.7132
See notes to financial statements

STATEMENT OF OPERATIONS
FIDELITY DEFINED TRUSTS SERIES 2
INVESTMENT GRADE SERIES 1
 FOR THE PERIOD FROM
 JUNE 7, 1996
 (DATE OF DEPOSIT)
 TO MAY 31, 1997
Investment income - interest $480,176

Less Expenses:

   Trustee fees and expenses 16,351

   Sponsor fees 794

   Amortization of organizational costs    6,708

           Total expenses   23,853

Investment income - net 456,323

Unrealized market appreciation   40,033

Net increase in net assets resulting from operations $496,356
See notes to financial statements

STATEMENT OF CHANGES IN NET ASSETS
FIDELITY DEFINED TRUSTS SERIES 2
INVESTMENT GRADE SERIES 1
 FOR THE PERIOD FROM
 JUNE 7, 1996
 (DATE OF DEPOSIT)
 TO MAY 31, 1997
Operations:
   Investment income - net $   456,323

   Unrealized market appreciation      40,033

           Net increase in net assets resulting from
             operations     496,356


Capital Share Transactions:

   Creation on 1,242,540 Units 12,121,119

   Deferred sales charge (74,677)

           Total capital share transactions  12,046,442

Net investment income distributions    (447,596)

Net increase in net assets 12,095,202

Net assets:

   Beginning of period (Note (c))   1,180,728

   End of period (including undistributed net investment
     income of $41,363) $13,275,930
See notes to financial statements
NOTES TO FINANCIAL STATEMENTS
FIDELITY DEFINED TRUSTS SERIES 2
INVESTMENT GRADE SERIES 1
MAY 31, 1997
(a) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
 The Trust is registered under the Investment Company Act of 1940 as a Unit Investment Trust. The following is a summary of the significant accounting policies of the Trust:
(1) Basis of Presentation
 The Trustee has custody of and responsibility for all accounting and financial books, records, financial statements and related data of the Trust and is responsible for establishing and maintaining a system of internal controls directly related to, and designed to provide reasonable assurance as to the integrity and reliability of, financial reporting of the Trust. The Trustee is also responsible for all estimates and accruals reflected in the Trust's financial statements. The Evaluator determines the price for each underlying Security included in the Trust's Portfolio of Securities on the basis set forth in Part II of this Prospectus, "Public Offering of Units - Public Offering Price". Under the Securities Act of 1933 ("the Act"), as amended, the Sponsor is deemed to be an issuer of the Trust Units. As such, the Sponsor has the responsibility of an issuer under the Act with respect to financial statements of the Trust included in the Trust's Registration Statement under the Act and amendments thereto.
(2) Investments
 Investments are stated at market value as determined by the Evaluator based on the offering side evaluations on the last day of trading during the period. The offering side values on the dates of deposit represents the cost of investments to the Trust.
(3) Income Taxes
 The Trust is not an association taxable as a corporation for Federal income tax purposes; accordingly, no provision is required for such taxes.
(4) Expenses
 The Trust pays annual Trustee's fees, estimated expenses, Sponsor's fees and Evaluator's fees, and may incur additional charges as explained and under "Trust Expenses" in Part II of this Prospectus.
(b) DISTRIBUTIONS
 Interest received by the Trust is distributed to the Unitholders on or shortly after the twentieth day of each month after deducting applicable expenses. Receipts other than interest are distributed as explained in "Unitholders - Distributions to Unitholders" in Part II of this Prospectus.

NOTES TO FINANCIAL STATEMENTS
FIDELITY DEFINED TRUSTS SERIES 2
INVESTMENT GRADE SERIES 1
MAY 31, 1997
(c) ORIGINAL COST TO INVESTORS
 The original cost to investors represents the aggregate initial public offering price as of the date of deposit (June 7, 1996) exclusive of accrued interest, computed on the basis set forth under "Public Offering of Units - Public Offering Price" in Part II of this Prospectus.
 A reconciliation of the original cost of Units to investors to the net amount applicable to investors as of May 31, 1997 follows:
Original cost to investors $ 1,231,291
Less:  Gross underwriting commissions (sales charge)      50,563
Net cost to investors 1,180,728
Cost of supplemental creations of units 12,088,483
Deferred sales charge (74,677)
Unrealized market appreciation      40,033
Net amount applicable to investors $13,234,567
(d) OTHER INFORMATION
 Selected data for a Unit of the Trust during the period:
Income distributions during period $ .5632
Net asset value at end of period $9.7132
Trust Units outstanding at end of period 1,366,794
SCHEDULE OF PORTFOLIO SECURITIES
FIDELITY DEFINED TRUSTS SERIES 2
INVESTMENT GRADE SERIES 1
MAY 31, 1997
PORT-     RATINGS(3)
FOLIO  FACE COUPON MATURITY  STANDARD & REDEMPTIONS MARKET
 NO. TITLE OF SECURITIES AMOUNT RATE DATE MOODY'S POOR'S PROVISIONS
(4) VALUE(1)(2)
 1. Pacific Bell Company $ 2,750,000 6.250% 03/01/05 Aaa AAA
Non-callable $ 2,650,038

 2. Pacific Gas and Electric
  Company 2,750,000 6.250 03/01/04 Aaa AAA Non-callable 2,672,615

 3. PECO Energy Company 2,750,000 6.625 03/01/03 Aaa AAA Non-callable
2,740,155

 4. Public Service Electric
  and Gas Company 2,750,000 6.250 01/01/07 Aaa AAA Non-callable
2,608,513

 5. Southern California Edison
  Company   2,750,000 6.375 01/15/06 Aaa AAA Non-callable   2,645,390

   $13,750,000      $13,316,711
See notes to schedule of portfolio securities
NOTES TO SCHEDULE OF PORTFOLIO SECURITIES
FIDELITY DEFINED TRUSTS SERIES 2
INVESTMENT GRADE SERIES 1
MAY 31, 1997
(1) The market value of the Securities as of May 31, 1997 was determined by the Evaluator on the basis of offering side evaluations for the securities on the last trading date of the period (May 30,
1997).
(2) At May 31, 1997, the unrealized market appreciation of all Securities was comprised of the following:
Gross unrealized market appreciation  $40,033
Gross unrealized market depreciation     -
Unrealized market appreciation $40,033
 The aggregate cost of the Securities for Federal income tax purposes was $13,276,678 at May 31, 1997.
(3) All Bonds in the Trust are insured by MBIA. See "Trust Information - Insurance of the Bonds" in this Prospectus.
(4) There is shown under this heading the year in which each issue of Bonds is initially or currently redeemable and the redemption price for that year, unless otherwise indicated. Each issue continues to be redeemable at declining prices thereafter, but not below par value. The prices at which the Bonds may be redeemed or called prior to maturity may or may not include a premium and, in certain cases, may be less than the cost of the Bonds to the Trust. In addition, certain Bonds in the portfolio may be redeemed in whole or in part other than by operation of the stated redemption provisions under certain unusual or extraordinary circumstances specified in the instruments setting forth the terms and provisions of such bonds. "S.F." indicates that a sinking fund is established with respect to that issue of Bonds. STATEMENT OF FINANCIAL CONDITION
FIDELITY DEFINED TRUSTS SERIES 2
INVESTMENT GRADE SERIES 2
MAY 31, 1997
TRUST PROPERTY
Investments in municipal bonds at market value (cost
  $11,073,930) (Note (a) and Schedule of Portfolio
  Securities Notes (4) and (5)) $11,074,853

Accrued interest receivable 137,490

Deferred organizational cost      37,161

           Total  11,249,504


LIABILITIES AND NET ASSETS

Less Liabilities:

   Accrued organizational costs 37,161

   Advance from Trustee 105,533

   Accrued Trustee fees and expenses 3,735

   Accrued Sponsor fees 688

   Deferred sales charges payable      57,871

           Total liabilities     204,988


Net assets:

   Balance applicable to 1,118,288 Units of fractional undivided interest outstanding
     (Note (c)):

      Capital, plus net unrealized market
        appreciation of $923 $11,007,647

      Undistributed net investment income
        (Note (b))      36,869


           Net assets $11,044,516

Net asset value per Unit ($11,044,516 divided
  by 1,118,288 Units) $    9.8763
See notes to financial statements

STATEMENT OF OPERATIONS
FIDELITY DEFINED TRUSTS SERIES 2
INVESTMENT GRADE SERIES 2
 FOR THE PERIOD FROM
 JUNE 7, 1996
 (DATE OF DEPOSIT)
 TO MAY 31, 1997
Investment income - interest $459,319

Less Expenses:

   Trustee fees and expenses 14,575

   Sponsor fees 688

   Amortization of organizational costs    6,558

           Total expenses   21,821

Investment income - net 437,498

Net unrealized market appreciation      923

Net increase in net assets resulting from operations $438,421
See notes to financial statements

STATEMENT OF CHANGES IN NET ASSETS
FIDELITY DEFINED TRUSTS SERIES 2
INVESTMENT GRADE SERIES 2
 FOR THE PERIOD FROM
 JUNE 7, 1996
 (DATE OF DEPOSIT)
 TO MAY 31, 1997
Operations:
   Investment income - net $   437,498

   Net unrealized market appreciation         923

           Net increase in net assets resulting from
             operations     438,421


Capital Share Transactions:

   Creation on 745,525 Units 7,465,225

   Deferred sales charge     (44,806)

           Total capital share transactions   7,420,419

Net investment income distributions    (426,807)

Net increase in net assets 7,432,033

Net assets:

   Beginning of period (Note (c))   3,612,483

   End of period (including undistributed net investment
     income of $36,869) $11,044,516
See notes to financial statements
NOTES TO FINANCIAL STATEMENTS
FIDELITY DEFINED TRUSTS SERIES 2
INVESTMENT GRADE SERIES 2
MAY 31, 1997
(a) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
 The Trust is registered under the Investment Company Act of 1940 as a Unit Investment Trust. The following is a summary of the significant accounting policies of the Trust:
(1) Basis of Presentation
 The Trustee has custody of and responsibility for all accounting and financial books, records, financial statements and related data of the Trust and is responsible for establishing and maintaining a system of internal controls directly related to, and designed to provide reasonable assurance as to the integrity and reliability of, financial reporting of the Trust. The Trustee is also responsible for all estimates and accruals reflected in the Trust's financial statements. The Evaluator determines the price for each underlying Security included in the Trust's Portfolio of Securities on the basis set forth in Part II of this Prospectus, "Public Offering of Units - Public Offering Price". Under the Securities Act of 1933 ("the Act"), as amended, the Sponsor is deemed to be an issuer of the Trust Units. As such, the Sponsor has the responsibility of an issuer under the Act with respect to financial statements of the Trust included in the Trust's Registration Statement under the Act and amendments thereto.
(2) Investments
 Investments are stated at market value as determined by the Evaluator based on the offering side evaluations on the last day of trading during the period. The offering side values on the dates of deposit represents the cost of investments to the Trust.
(3) Income Taxes
 The Trust is not an association taxable as a corporation for Federal income tax purposes; accordingly, no provision is required for such taxes.
(4) Expenses
 The Trust pays annual Trustee's fees, estimated expenses and Evaluator's fees, and may incur additional charges as explained and under "Trust Expenses" in Part II of this Prospectus.
(b) DISTRIBUTIONS
 Interest received by the Trust is distributed to the Unitholders on or shortly after the twentieth day of each month after deducting applicable expenses. Receipts other than interest are distributed as explained in "Unitholders - Distributions to Unitholders" in Part II of this Prospectus.

NOTES TO FINANCIAL STATEMENTS
FIDELITY DEFINED TRUSTS SERIES 2
INVESTMENT GRADE SERIES 2
MAY 31, 1997
(c) ORIGINAL COST TO INVESTORS
 The original cost to investors represents the aggregate initial public offering price as of the date of deposit (June 7, 1996) exclusive of accrued interest, computed on the basis set forth under "Public Offering of Units - Public Offering Price" in Part II of this Prospectus.
 A reconciliation of the original cost of Units to investors to the net amount applicable to investors as of May 31, 1997 follows:
Original cost to investors $ 3,766,721
Less:  Gross underwriting commissions (sales charge)     154,238
Net cost to investors 3,612,483
Cost of supplemental creations of units 7,439,047
Deferred sales charge (44,806)
Unrealized market appreciation         923
Net amount applicable to investors $11,007,647
(d) OTHER INFORMATION
 Selected data for a Unit of the Trust during the period:
Income distributions during period $ .6217
Net asset value at end of period $9.8763
Trust Units outstanding at end of period 1,118,288
SCHEDULE OF PORTFOLIO SECURITIES
FIDELITY DEFINED TRUSTS SERIES 2
INVESTMENT GRADE SERIES 2
MAY 31, 1997
PORT-     RATINGS(2)
FOLIO  FACE COUPON MATURITY  STANDARD & REDEMPTIONS MARKET
 NO. TITLE OF SECURITIES AMOUNT RATE DATE MOODY'S POOR'S PROVISIONS
(3) VALUE(1)(4)
 1. BankAmerica $  750,000 6.200% 02/15/06 A2 A Non-callable $
704,340

 2. Bankers Trust 750,000 7.375 05/01/08 A3 A- Non-callable 749,647

 3. Chase Manhattan 750,000 6.750 08/15/08 A2 A- Non-callable 720,360

 4. Citicorp 750,000 6.750 08/15/05 A2 A Non-callable 731,528

 5. Walt Disney Corp. 750,000 6.750 03/30/06 A2 A Non-callable 734,340

 6. First Union Corp. 750,000 7.000 03/15/06 A2 A- Non-callable
741,683

 7. Fleet Financial 750,000 7.125 04/15/06 A3 BBB+ Non-callable
743,850

 8. Ford Motor Credit 750,000 6.750 08/15/08 A1 A+ Non-callable
719,257

 9. General Motors 750,000 6.625 10/15/05 A3 A- Non-callable 726,360

 10. Household Financial 750,000 7.650 05/15/07 A2 A Non-callable
769,350

 11. Lehman Brothers 750,000 8.500 05/01/07 Baa1 A Non-callable
801,698

 12. Mellon Financial 750,000 6.700 03/01/08 A3 A- Non-callable
717,315

 13. Merrill Lynch 750,000 7.375 05/15/06 A1 A+ Non-callable 761,955

 14. NationsBank Corp. 750,000 6.500 03/15/06 A3 A- Non-callable
718,035

 15. Wells Fargo     750,000 6.875 04/01/06 A2 BBB+ Non-callable
735,135

   $11,250,000      $11,074,853
See notes to schedule of portfolio securities
NOTES TO SCHEDULE OF PORTFOLIO SECURITIES
FIDELITY DEFINED TRUSTS SERIES 2
INVESTMENT GRADE SERIES 2
MAY 31, 1997
(1) The market value of the Securities as of May 31, 1997 was determined by the Evaluator on the basis of offering side evaluations for the securities on the last trading date of the period (May 30,
1997).
(2) A brief description of the applicable Standard & Poor's, Moody's and Duff & Phelps rating symbols and their meanings is set forth under "Trust Information - Description of Ratings" in this Prospectus. "N.R." indicates that the issue has not been rated by that rating agency.
(3) There is shown under this heading the year in which each issue of Bonds is initially or currently redeemable and the redemption price for that year. Unless otherwise indicated, each issue continues to be redeemable at declining prices thereafter but not below par value.
The prices at which the Bonds may redeemed or called prior to maturity may or may not include a premium and, in certain cases, may be less than the cost of the Bonds to Trust. In addition, certain bonds in the portfolio may be redeemed in whole or in part other than by operation of the stated redemption provisions under certain unusual or extraordinary circumstances specified in the instruments setting forth the terms and provisions of such Bonds.
(4) At May 31, 1997, the net unrealized market appreciation of all Securities was comprised of the following:
Gross unrealized market appreciation  $ 13,717
Gross unrealized market depreciation   (12,794)
Net unrealized market appreciation $    923
 The aggregate cost of the Securities for Federal income tax purposes was $11,073,930 at May 31, 1997.
CONSENT OF INDEPENDENT AUDITORS
We consent to the use of our report, dated September 9, 1997, accompanying the financial statements of the Fidelity Defined Trusts Series 2 (Rolling Government Series 2, GNMA Portfolio; Investment Grade Series 1, Intermediate Insured Utility Portfolio; and Investment Grade Series 2, Corporate Portfolio)included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.
DELOITTE & TOUCHE LLP
September 30, 1997
New York, New York